UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2018
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, Comstock Mining Inc. (the “Company”) entered into an equity purchase agreement, dated April 7, 2017, as amended (the “Purchase Agreement”), with Leviston Resources LLC (“Leviston”) for an at-the-market offering program, under which the Company could offer and sell, the Company’s common stock having an aggregate sale price of up to $4,000,000 and filed a prospectus supplement, dated December 28, 2017, to the base prospectus forming a part of the Company’s effective registration statement on Form S-3 (File No. 333-208824) (such prospectus supplement, together with the accompanying base prospectus, the “ATM Prospectus”).

Effective August 16, 2018, the Company and Leviston terminated the Purchase Agreement and no further sales pursuant to that program will be made. At the time of termination, the Company had issued ATM Shares with an aggregate purchase price of $2,150,000. On August 16, 2018, the Company filed an amendment to the ATM Prospectus to reflect the reduced aggregated offering amount under the program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: August 16, 2018	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman

EXHIBIT INDEX

5.1	Opinion of McDonald Carano Wilson LLP.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).